Exhibit 10.1

FORM OF

LAIRD SUPERFOOD, INC. EXECUTIVE BONUS PLAN

EFFECTIVE [    ]

1. Purpose. This Laird Superfood, Inc. Executive Bonus Plan (this “Plan”) is being adopted by Laird Superfood, Inc., a Delaware corporation (the “Company”), to promote the achievement of excellent performance and results of the Participants (as defined below), whose teamwork and efforts contribute to the success of the Company and its Affiliates.

2. Effectiveness of this Plan. This Plan shall be effective as of [    ] (the “Effective Date”) and shall remain in effect until it has been terminated pursuant to Section 8.7.

3. Definitions. For purposes of this Plan:

3.1. “Administrator” means the Compensation Committee of the Board.

3.2. “Affiliate” means any corporation, partnership, limited liability company, or other entity or organization controlled, directly or indirectly, by the Company.

3.3. “Applicable Percentage” means the percentage used to calculate the payout of an Award granted pursuant to this Plan, which percentage shall be set forth in each Participant’s Participation Agreement.

3.4. “Award” means an award granted pursuant to the Plan, the payment of which shall be contingent on the attainment of Performance Goals with respect to a Performance Period, as determined by the Administrator pursuant to Section 7.

3.5. “Base Salary Amount” means the amount of a Participant’s annual base salary actually paid to a Participant during the applicable Performance Period.

3.6. “Board” means the Board of Directors of the Company, as constituted from time to time.

3.7. “Code” means the Internal Revenue Code of 1986, as amended. Any reference to the Code shall be deemed to include a reference to any regulations promulgated thereunder.

3.8. “Company” has the meaning assigned to such term in Section 1.

3.9. “Disability” has the meaning given such term in the Company’s 2020 Omnibus Incentive Plan.

3.10. “Participants” means, as to any Performance Period, the Eligible Employees of the Company and its Affiliates who are designated by the Administrator to participate in the Plan for that Performance Period and who timely execute a Participation Agreement.

3.11. “Participation Agreement” means a written agreement, contract, certificate, or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan, which may, at the discretion of the Company, be transmitted electronically to each Participant. Each Participation Agreement shall be subject to the terms and conditions of the Plan and shall be substantially in the form attached hereto as Exhibit A, as it may be revised from time to time by the Administrator.

3.12. “Performance Goals” means, for a Performance Period, one or more goals established by the Administrator for the Performance Period.

3.13. “Performance Period” means the period for which performance is calculated, which, unless otherwise indicated by the Administrator, shall be the Company’s fiscal year, which as of the Effective Date commences on January 1 and ends on December 31.

3.14. “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

3.15. “Plan” means this Laird Superfood, Inc. Executive Bonus Plan, as hereafter it may be amended from time to time.

4. Administration.

4.1 Administration by the Administrator. The Plan shall be administered by the Administrator. In addition, the Board may, from time to time, exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in this Section 4 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s governing documents and applicable laws.

4.2 Authority of the Administrator. Subject to the provisions of the Plan and applicable law, the Administrator shall have the power, in addition to other express powers and authorizations conferred on the Administrator by the Plan, to: (a) designate Participants; (b) grant and determine the terms and conditions of any Award and Participation Agreement; (c) determine whether, to what extent, and under what circumstances Awards may be earned, forfeited or suspended; (d) interpret, administer, reconcile any inconsistency, correct any defect, and/or supply any omission in the Plan, Participation Agreement, or any instrument or agreement relating to the Plan or any Award granted under the Plan; (e) establish, amend, suspend, or waive any rules for the administration, interpretation, and application of the Plan; and (f) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

4.3 Decisions Binding. All determinations and decisions made by the Administrator, the Board, and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all Persons and shall be given the maximum deference permitted by law.

4.4 Delegation by the Administrator. The Administrator, in its sole discretion, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company.

4.5 Agents; Limitation of Liability. The Administrator may appoint agents to assist in administering the Plan. The Administrator and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it or him by any officer or employee of the Company, the Company’s certified public accountants or consultants, or any other agent assisting in the administration of the Plan. Members of the Administrator and any officer or employee of the Company acting at the direction or on behalf of the Administrator shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted under the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

5. Eligibility and Participation.

5.1 Eligibility. Only regular, full-time executives and key employees of the Company (“Eligible Employees”) are eligible to participate in the Plan.

5.2 Participation. The Administrator, in its discretion, shall from time to time select the Eligible Employees who may become Participants for each Performance Period, which selection shall be made during the Performance Period at any time prior to the end of the Performance Period. Only Eligible Employees who are designated by the Administrator to participate in the Plan with respect to a particular Performance Period may participate in the Plan for that Performance Period. An Eligible Employee who is designated as a Participant for a given Performance Period is not guaranteed or assured of being selected for participation in any subsequent Performance Period.

5.3 Participation Agreement. Awards will be granted to Participants pursuant to a Participation Agreement, and each Participant’s Participation Agreement shall specify the Performance Period and such Participant’s Applicable Percentage and contain such other terms and conditions as the Administrator deems necessary or advisable in the administration of the Plan. Participation Agreements utilized under the Plan from time to time, or at the same time, need not contain similar provisions but shall be consistent with the terms of the Plan. To be eligible to receive a payment under the Plan, each Participant must (i) sign the Participation Agreement governing such Participant’s Award and deliver such executed copy to the Company within the time frame specified by the Administrator, and (ii) otherwise fully comply with the terms and conditions of this Plan. In the event of any inconsistency between the Plan and a Participation Agreement, the provisions of the Plan shall control.

6. Performance Goals.

6.1 Determination of Performance Goals. The Performance Goals for the [            ] Performance Period are set forth on Schedule 1. Notwithstanding the foregoing and subject to Section 6.2, within 90 days following the beginning of each Performance Period, the Administrator shall select and establish the final Performance Goals and performance criteria with respect to such Performance Period, for subsequent communication to the Participants with respect to such Performance Period.

6.2 Adjustments. The Administrator, in its sole discretion, is authorized to adjust or modify the calculation or evaluation of a Performance Goal for a Performance Period in connection with any one or more of the following events: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) tax valuation allowance reversals; (i) impairment expense; and (j) environmental expense.

7. Payment of Awards.

7.1 Evaluation of Performance Goals. Following the completion of each Performance Period, the Administrator shall determine, in its sole discretion, whether the Performance Goals and performance criteria for such Performance Period have been achieved. If the Administrator determines that the Performance Goals and performance criteria for the applicable Performance Period have not been achieved, then no payments shall be made under the Plan with respect to such Performance Period.

7.2 Determination of Awards. If the Administrator determines that the Performance Goals for the applicable Performance Period have been achieved, unless otherwise specified in a Participation Agreement, each Participant with an Award with respect to such Performance Period shall be eligible to receive an amount equal to (a) such Participant’s Base Salary Amount, multiplied by (b) such Participant’s Applicable Percentage (the “Award Payment”).

7.3 Form and Timing of Payment. Subject to Section 7.4, as soon as practicable following the Administrator’s determination pursuant to Section 7.1 for the applicable Performance Period, each Participant shall receive a cash lump sum payment equal to such Participant’s Award Payment for such Performance Period, less required deductions and withholding. In no event shall such payment be made later than 2 1⁄2 months following the end of the Performance Period.

7.4 Employment Requirement. No Award shall be earned or paid to any Participant who is not actively employed by the Company or any of its Affiliates on the date that Award Payment is paid; provided, however, if a Participant’s employment is terminated by reason of his or her death or Disability during a Performance Period or following a Performance Period but before the date that Award Payments are paid, the Participant or his or her estate will be paid the Award Payment that would otherwise be payable with respect to such Performance Period if such Participant remained employed through the date that Award Payments are paid, at the same time and in the same manner as Award Payments are paid to other Participants under the Plan. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date that the Administrator determines that the Participant is Disabled. Except as otherwise provided by this Section 7.4. if a Participant’s employment terminates for any reason prior to the date that Award Payments are paid, as of the date of such termination, Participant shall have no rights to an Award Payment for the Performance Period (or any future Performance Period under the Plan).

8. General Provisions.

8.1 Taxes. Taxes and other withholdings may be withheld from any amounts payable under this Plan to the extent that the Company determines that this is required by applicable law. Each Participant has sole responsibility for any other taxes, interest, and penalties imposed in connection with this Plan or any Awards or payments under this Plan, including, but not limited to, any taxes, interest, and penalties arising under Section 409A of the Code. The Company shall not have any obligation whatsoever to pay such taxes, interests, and penalties. The Company has not and will not provide any tax advice to any Participant. A Participant should consult with his or her own personal tax advisors to the extent the Participant deems advisable.

8.2 Code Section 409A. This Plan and the payments and benefits provided under this Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent, except as otherwise determined at the reasonable discretion of the Administrator. Any taxable benefits or payments provided under this Plan are intended to be separate payments that qualify for the “short term deferral” exception to Section 409A of the Code to the maximum extent possible. Whenever any payment is to be made within a specified period of time under this Plan, the exact timing of payment within such period shall be determined at the discretion of the Administrator. Notwithstanding the forgoing, the Company does not make any representations that the payments and benefits provided under this Plan comply with Section 409A of the Code.

8.3 No Assignment. A Participant shall not sell, assign, transfer, encumber, gift, pledge, or otherwise dispose of or convey any right under this Plan or any Award, and any attempt to do any of the foregoing shall be void. The Company may assign the Plan and the obligations to make payments under the Plan to a Person in the event that the Company (a) consolidates with or merges into such Person; (b) transfers its controlling interest in the Company to such Person; or (c) transfers all or substantially all of its assets and properties, or all or substantially all of the assets and properties of the Company, to such Person, in each case, whether in one or a series of transactions.

8.4 No Guarantee of Employment. Neither this Plan nor any action taken hereunder shall be construed as creating or implying the creation of a contract of employment or service between any Participant and the Company or any of its Affiliates, or giving any Participant any right to be retained in the employ or service of the Company or any of its Affiliates. In the absence of a formal written employment contract specifying otherwise, all Participants are “at-will” employees and may be terminated from their employment with or without cause, for any reason.

8.5 No Funding. This Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company or any of its Affiliates for payment of any benefits hereunder. No Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this Plan. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

8.6 Not Salary. Payments hereunder shall not be deemed salary or other compensation or remuneration to a Participant for the purpose of computing benefits to which a Participant may be entitled under any severance arrangement, retirement plan, employment agreement, or other similar compensation or remuneration plan, program, policy, agreement, or arrangement that the Company or any of its Affiliates may now or hereafter have or adopt or enter into.

8.7 Amendment and Termination of this Plan. The Administrator may, at any time, amend, suspend, or terminate the Plan in whole or in part; provided, however, that nothing herein shall limit any provision of this Plan expressly requiring an amendment to this Plan. Notwithstanding the foregoing, (a) other than an amendment related to compliance with Section 409A of the Code, no amendment, suspension, or termination shall adversely affect the rights of any Participant to Awards granted prior to such amendment, suspension, or termination, without the written consent of such affected Participant, and (b) if not terminated prior thereto, the Plan shall automatically terminate on the date all amounts to be paid to Participants under the Plan have been paid in accordance with the terms of the Plan.

8.8 Entire Plan. This Plan supersedes any and all other agreements either oral or written, between the Company or any of its Affiliates and any other individual with respect to the subject matter hereof.

8.9 Governing Law and Dispute Resolution. This Plan shall be governed by and construed under and in accordance with the laws of the State of Oregon, without regard to its conflicts of law principles. Except for an action by the Company seeking injunctive relief (which may be brought in any court immediately and without complying with any dispute resolution procedures), all disputes arising out of or related to the Plan shall be resolved exclusively by the state or federal courts with jurisdiction over Sisters, Oregon and each Participant irrevocably submits to the jurisdiction of any such court in any such action, suit, or proceeding and to the laying of venue in such court in connection with such action.

8.10 Severability. If any provision of this Plan shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

8.11 Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

8.12 Section Headings. Section headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

8.13 References. Unless the context clearly indicates to the contrary, a reference to a statute or document shall be construed as referring to any subsequently enacted, adopted, or executed counterpart.

SCHEDULE 1

[                    ] GOALS

Exhibit A

Form of Participation Agreement